Exhibit 99.2 The Unaudited Financial Information

Kentucky Banking Centers, Inc.
(A wholly-owned subsidiary of Farmers Capital Bank Corporation)

Unaudited Balance Sheets
	September 30,	December 31,
(In thousands, except share data)	2006	2005
Assets
Cash and cash equivalents:
Cash and due from banks	$ 2,639	$ 3,140
Interest bearing deposits in other banks	135	208
Federal funds sold and securities purchased under agreements to resell	9,738	-
Total cash and cash equivalents	12,512	3,348
Investment securities:
Available for sale, amortized cost of $23,039 (2006) and $34,755 (2005)	22,939	34,498
Held to maturity, fair value of $1,124 (2006) and $1,558 (2005)	1,105	1,529
Total investment securities	24,044	36,027
Loans, net of unearned income	81,416	81,845
Allowance for loan losses	(1,115)	(1,199)
Loans, net	80,301	80,646
Premises and equipment, net	4,158	4,186
Company-owned life insurance	1,569	1,525
Other assets	1,799	1,507
Total assets	$ 124,383	$ 127,239
Liabilities
Deposits:
Noninterest bearing	$ 10,796	$ 9,834
Interest bearing	101,595	105,443
Total deposits	112,391	115,277
Federal funds purchased and securities sold under agreements to repurchase	200	777
Federal Home Loan Bank advances	1,347	1,591
Other liabilities	782	451
Total liabilities	114,720	118,096
Shareholders’ Equity
Common stock, par value $20,000 per share; 15 shares authorized;
15 shares issued and outstanding at September 30, 2006
and December 31, 2005	300	300
Capital surplus	5,975	5,945
Retained earnings	3,453	3,065
Accumulated other comprehensive loss	(65)	(167)
Total shareholders’ equity	9,663	9,143
Total liabilities and shareholders’ equity	$ 124,383	$ 127,239
See accompanying notes to unaudited financial statements.

Kentucky Banking Centers, Inc.
(A wholly-owned subsidiary of Farmers Capital Bank Corporation)

 Unaudited Statements of Income
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except weighted average shares)	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$ 1,715	$ 1,553	$ 4,981	$ 4,421
Interest on investment securities:
Taxable	202	199	618	643
Nontaxable	41	48	128	144
Interest on deposits in other banks	1	1	3	7
Interest of federal funds sold and securities purchased
under agreements to resell	162	40	362	112
Total interest income	2,121	1,841	6,092	5,324
Interest Expense
Interest on deposits	850	680	2,418	2,008
Interest on federal funds purchased and securities sold
under agreements to repurchase	2	2	8	5
Interest on Federal Home Loan Bank advances	10	13	37	44
Total interest expense	862	695	2,463	2,057
Net interest income	1,259	1,146	3,629	3,267
Provision for loan losses	45	(11)	(39)	65
Net interest income after provision for loan losses	1,214	1,157	3,668	3,202
Noninterest Income
Service charges and fees on deposits	194	195	561	552
Other service charges, commissions, and fees	52	64	192	195
Income from company-owned life insurance	14	15	43	39
Other	13	(5)	36	33
Total noninterest income	273	269	832	819
Noninterest Expense
Salaries and employee benefits	477	434	1,472	1,329
Occupancy expenses	68	102	278	249
Equipment expenses	19	47	115	123
Data processing and communications expense	144	123	409	385
Holding Company management fee	61	56	181	166
Liability insurance	28	6	85	19
Bank Franchise tax	27	24	81	72
Other	129	141	419	415
Total noninterest expense	953	933	3,040	2,758
Income before income tax expense	534	493	1,460	1,263
Income tax expense	189	159	443	344
Net Income	$ 345	$ 334	$ 1,017	$ 919
Net Income Per Common Share (in thousands)
Basic and diluted	$ 23.00	$ 22.27	$ 67.80	$ 61.27
Weighted Average Shares Outstanding
Basic and diluted	15	15	15	15
See accompanying notes to unaudited financial statements.

Kentucky Banking Centers, Inc.
(A wholly-owned subsidiary of Farmers Capital Bank Corporation)

Unaudited Statements of Comprehensive Income
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2006	2005	2006	2005
Net Income	$ 345	$ 334	$ 1,017	$ 919
Other comprehensive (loss) income:
Unrealized holding (loss) gain on available for sale
securities arising during the period, net of tax
of $73, $(37), $55, and $(33), respectively	135	(68)	102	(62)
Comprehensive Income	$ 480	$ 266	$ 1,119	$ 857
See accompanying notes to unaudited financial statements.

Kentucky Banking Centers, Inc.
(A wholly-owned subsidiary of Farmers Capital Bank Corporation)

Unaudited Statements of Cash Flows
Nine months ended September 30, (In thousands)	2006	2005
Cash Flows from Operating Activities
Net income	$ 1,017	$ 919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141	189
Net amortization of investment security premiums and (discounts):
Available for sale	(25)	12
Held to maturity	-	(1)
Provision for loan losses	(39)	195
Noncash compensation expense	30	-
Deferred income tax expense (benefit)	98	2
Losses on sale of premises and equipment, net	-	27
Increase in accrued interest receivable	(291)	(79)
Income from company-owned life insurance	(44)	(40)
(Increase) decrease in other assets	(1)	65
Increase in accrued interest payable	46	19
Increase in other liabilities	131	104
Net cash provided by operating activities	1,063	1,412
Cash Flows from Investing Activities
Proceeds from maturities and calls of investment securities:
Available for sale	20,390	28,359
Held to maturity	425	150
Purchase of available for sale investment securities	(8,649)	(10,518)
Loans originated for investment, net of principal collected	384	(240)
Purchase of premises and equipment	(113)	(313)
Proceeds from sale of equipment	-	2
Net cash provided by investing activities	12,437	17,440
Cash Flows from Financing Activities
Net decrease in deposits	(2,886)	(14,851)
Net decrease in federal funds sold and repurchase agreements	(577)	(2,114)
Repayments of Federal Home Loan Bank advances	(244)	(259)
Dividends paid	(629)	(325)
Net cash used in financing activities	(4,336)	(17,549)
Net increase (decrease) in cash and cash equivalents	9,164	1,303
Cash and cash equivalents at beginning of year	3,348	3,822
Cash and cash equivalents at end of period	$ 12,512	$ 5,125

Supplemental Disclosures
Cash paid during the period for:
Interest	$ 2,417	$ 2,038
Income taxes	360	195
See accompanying notes to unaudited financial statements.

Kentucky Banking Centers, Inc.
(A wholly-owned subsidiary of Farmers Capital Bank Corporation)

Unaudited Statements of Changes in Shareholders’ Equity
(In thousands)					Accumulated
					Other	Total
Nine months ended	Common Stock		Capital	Retained	Comprehensive	Shareholders’
September 30, 2006 and 2005	Shares	Amount	Surplus	Earnings	Income (Loss)	Equity
Balance at January 1, 2006	15	$ 300	$ 5,945	$ 3,065	$ (167)	$ 9,143
Net income				1,017		1,017
Other comprehensive loss					102	102
Cash dividends declared, $41.93 per share (in thousands)				(629)		(629)
Noncash compensation expense attributed to stock option & Employee Stock Purchase Plan grants			30			30
Balance at September 30, 2006	15	$ 300	$ 5,975	$ 3,453	$ (65)	$ 9,663

Balance at January 1, 2005	15	$ 300	$ 5,945	$ 3,358	$ (80)	$ 9,523
Net income				919		919
Other comprehensive income					(62)	(62)
Cash dividends declared, $21.67 per share (in thousands)				(325)		(325)
Balance at September 30, 2005	15	$ 300	$ 5,945	$ 3,952	$ (142)	$10,055
See accompanying notes to unaudited financial statements.

Notes to Unaudited Financial Statements

1.  Basis of Presentation and Nature of Operations

The accounting and reporting policies of Kentucky Banking Centers, Inc. (the “Bank”) conform to accounting principles generally accepted in the United States of America and general practices applicable to the banking industry.

The Bank, formerly named Horse Cave State Bank, was originally organized in 1926 and operates as a State of Kentucky chartered bank. In 1987 the Bank was acquired by Farmers Capital Bank Corporation (“Farmers Capital”), a publicly held financial holding company located in Frankfort, Kentucky, and has operated as a wholly-owned subsidiary of Farmers Capital since that time. The Bank operates three locations; one each in Glasgow, Horse Cave, and Munfordville. It is engaged in a general banking business providing full service banking to individuals, businesses, and government customers. The Bank’s operations include one reportable segment: commercial and retail banking.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates used in the preparation of the financial statements are based on various factors including the current interest rate environment and the general strength of the local economy. Changes in the overall interest rate environment can significantly affect the Bank’s net interest income and the value of its recorded assets and liabilities. Actual results could differ from those estimates used in the preparation of the financial statements.

The financial information presented as of any date other than December 31 has been prepared from the books and records without audit. The accompanying consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and do not include all of the information and the footnotes required by accounting principles generally accepted in the United States of America for complete statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

2. Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment”, that requires the cost resulting from stock options be measured at fair value and recognized in earnings. This Statement replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” which permitted the recognition of compensation expense using the intrinsic value method. The adoption of SFAS No. 123(R) did not have a material impact on the Bank’s results of operations or financial condition.

In November 2005, the FASB issued FASB Staff Position (“FSP”) No. FAS 123(R)-3, “Transition Election to Accounting for the Tax Effects of Share-Based Payment Awards”. This FSP provides a simplified method to calculate the Bank’s hypothetical additional paid-in capital (“APIC”) pool for the beginning balance of excess tax benefits and the method of determining the subsequent impact on the pool of option awards that are outstanding and fully or partially vested upon adoption of SFAS 123(R). This FSP allows companies up to one year from the later of the adoption date of SFAS 123(R) or November 10, 2005 to evaluate the available transition alternatives and make a one-time election. The Bank is currently evaluating the impact of the new method provided by this guidance.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments”, an amendment of SFAS No. 133 and SFAS No. 140. This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Bank is evaluating the impact, if any, of the adoption of this Statement on its financial results.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets”. This Statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", and requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable and permits the entities to elect either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of SFAS No. 140 for subsequent measurement. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Bank is evaluating the impact, if any, of the adoption of this Statement on its financial results.

In June 2006, the FASB issued FASB Interpretation No. (“FIN”) 48 “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, to clarify certain aspects of accounting for uncertain tax positions, including issues related to the recognition and measurement of those tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Bank is in the process of evaluating the impact of the adoption of this interpretation on the Bank’s results of operations and financial condition.

3. Stock-Based Compensation

In 1997, Farmers Capital’s Board of Directors approved a nonqualified stock option plan (the “Plan”) that provides for granting of options to acquire Farmers Capital stock to key employees and officers of the Bank. All stock options are awarded at a price equal to the fair market value of Farmers Capital’s common stock at the date the options are granted and expire ten years from the date of the grant.

Prior to January 1, 2006, the Bank and Farmers Capital accounted for its Plan under the recognition and measurement provisions of APB Opinion No. 25 and related interpretations as allowed by SFAS No. 123. Effective January 1, 2006, the Bank and Farmers Capital adopted the fair value recognition provisions of SFAS No. 123(R) applying the modified-prospective application. Under the modified-prospective application, prior year amounts are not restated. The following table presents the effect on net income and earnings per share prior to adoption as if expense was measured using the fair value recognition provisions of SFAS No. 123(R).

(In thousands)	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Net Income
As reported	$334	$919
Less: Stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(3)	(11)
Proforma	$331	$908
Net Income Per Common Share
Basic and diluted, as reported	$22.27	$61.27
Basic and diluted, proforma	22.07	60.53

The amount of stock-based compensation attributed to Farmers Capital’s stock option grants included in net income was $5,000 and $14,000 for the three and nine-month periods ended September 30, 2006. In addition, there was $10,000 in compensation cost related to unvested options not recognized at September 30, 2006, with a weighted-average period of 4 months over which the cost is expected to be recognized. There were no modifications or cash paid to settle stock option awards during the nine months ended September 30, 2006.

Certain eligible employees of the Bank also participate in Farmers Capital’s Employee Stock Purchase Plan (“ESPP”). During 2005 there was no stock-based compensation expense recorded related to the ESPP. The amount of stock-based compensation attributed to Farmers Capital’s ESPP included in net income was zero and $1,000 for the three and nine-month periods ended September 30, 2006.

4. Sale of the Bank

On June 1, 2006 the Bank, Farmers Capital, and Citizens First Corporation (“Citizens First”) jointly announced the signing of a definitive agreement for the purchase of the Bank by Citizens First in a $20 million cash transaction. The sale of the Bank was consummated effective December 1, 2006.